EXHIBIT 99.1
News

Georgia-Pacific Corporation 133 Peachtree Street, N.E. Atlanta, Georgia 30303

Release No. C-1914 Date: July 30, 2004

Media Contacts: Greg Guest (404) 652-4739 Robin Keegan (404) 652-4713 Investors Relations: Margaret R. Nollen (404) 652-5555

GEORGIA-PACIFIC BOARD DECLARES REGULAR QUARTERLY DIVIDEND

ATLANTA -- Georgia-Pacific Corp.'s (NYSE: GP) board of directors today approved a regular quarterly dividend on the company's common stock.

The board approved a dividend of 12.5 cents per share. The dividend is payable Aug. 19, 2004, to shareholders of record Aug. 9, 2004.

            Headquartered at Atlanta, Georgia-Pacific is one of the world's leading manufacturers and marketers of tissue, packaging, paper, building products and related chemicals. With 2003 annual sales of more than $20 billion, the company employs approximately 55,000 people at more than 300 locations in North America and Europe. Its familiar consumer tissue brands include Quilted Northern®, Angel Soft®, Brawny®, Sparkle®, Soft 'n Gentle®, Mardi Gras®, So-Dri®, Green Forest® and Vanity Fair®, as well as the Dixie® brand of disposable cups, plates and cutlery. Georgia-Pacific's building products manufacturing business has long been among the nation's leading suppliers of building products to lumber and building materials dealers and large do-it-yourself warehouse retailers. For more information, visit www.gp.com.

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